Exhibit 99.77(c)

Item 77C. Matters submitted to a vote of security holders

1.	A special meeting of shareholders of ING Funds Trust was held on May 13, 2013 to elect 13 nominees to the Board of Trustees (the "Board") of the Trust.

	For All	Withhold All	For all Except	Broker non-vote	Total Shares Voted
Colleen D. Baldwin	205,076,376.327	6,720,516.758	0.000	0.000	211,796,893.085
John V. Boyer	205,057,423.179	6,739,469.906	0.000	0.000	211,796,893.085
Patricia W. Chadwick	205,058,609.419	6,738,283.666	0.000	0.000	211,796,893.085
Albert E. DePrince, Jr.	204,985,837.707	6,811,055.378	0.000	0.000	211,796,893.085
Peter S. Drotch	205,023,979.086	6,772,913.999	0.000	0.000	211,796,893.085
J. Michael Earley	205,033,224.761	6,763,668.324	0.000	0.000	211,796,893.085
Martin J. Gavin	205,072,671.480	6,724,221.605	0.000	0.000	211,796,893.085
Russell H. Jones	205,053,015.216	6,743,877.869	0.000	0.000	211,796,893.085
Patrick W. Kenny	205,020,119.907	6,776,773.178	0.000	0.000	211,796,893.085
Shaun P. Mathews	205,058,646.434	6,738,246.651	0.000	0.000	211,796,893.085
Joseph E. Obermeyer	205,042,902.881	6,753,990.204	0.000	0.000	211,796,893.085
Sheryl K. Pressler	205,082,578.456	6,714,314.629	0.000	0.000	211,796,893.085
Roger B. Vincent	204,995,915.624	6,800,977.461	0.000	0.000	211,796,893.085

The proposal passed.

2.	A special meeting of shareholders of ING Floating Rate Fund was held on May 13, 2013 to: 1) approve a new investment advisory agreement for the Fund with ING Investments, LLC (“ING Investments”) prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by the Change of Control Events that occur as part of ING U.S.’s Separation Plan; 2) approve a new investment sub-advisory agreement between ING Investments and ING Investment Management Co. LLC (“ING IM”) with respect to the Fund prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of ING U.S.’s Separation Plan; and 3) approve a modification to the current manager-of-managers policy to permit ING Investments subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	16,424,017.641	334,536.315	481,375.22	8,014,574.904	25,254,504.083
2	16,396,932.105	336,728.065	506,269.259	8,014,574.654	25,254,504.083
3	15,979,781.230	761,637.907	498,510.042	8,014,574.904	25,254,504.083

The proposals passed.

3.	A special meeting of shareholders of ING GNMA Income Fund was held on May 13, 2013 to: 1) approve a new investment advisory agreement for the Fund with ING Investments prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by the Change of Control Events that occur as part of ING U.S.’s Separation Plan; 2) approve a new investment sub-advisory agreement between ING Investments and ING IM with respect to the Fund prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of ING U.S.’s Separation Plan; and 3) approve a modification to the current manager-of-managers policy to permit ING Investments, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	45,697,698.614	1,692,317.667	3,930,400.771	11,733,445.915	63,053,862.967
2	45,577,171.204	1,868,845.951	3,874,400.146	11,733,445.666	63,053,862.967
3	44,175,937.817	3,278,171.441	3,866,308.293	11,733,445.416	63,053,862.967

The proposals did not pass; adjourned to June 13, 2013.

4.	A special meeting of shareholders of ING GNMA Income Fund was held on June 13, 2013 to: 1) approve a new investment advisory agreement for the Fund with ING Investments prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by the Change of Control Events that occur as part of ING U.S.’s Separation Plan; 2) approve a new investment sub-advisory agreement between ING Investments and ING IM with respect to the Fund prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of ING U.S.’s Separation Plan; and 3) approve a modification to the current manager-of-managers policy to permit ING Investments, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	50,908,307.267	1,989,238.987	4,153,323.851	11,094,079.348	68,144,949.453
2	50,568,876.993	2,309,782.691	4,172,210.421	11,094,079.348	68,144,949.453
3	49,053,006.883	3,811,921.940	4,185,941.281	11,094,079.349	68,144,949.453

The proposals passed.

5.	A special meeting of shareholders of ING High Yield Bond Fund was held on May 13, 2013 to: 1) approve a new investment advisory agreement for the Fund with ING Investments prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by the Change of Control Events that occur as part of ING U.S.’s Separation Plan; 2) approve a new investment sub-advisory agreement between ING Investments and ING IM with respect to the Fund prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of ING U.S.’s Separation Plan; and 3) approve a modification to the current manager-of-managers policy to permit ING Investments, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	15,965,046.331	318,925.585	554,631.510	2,845,757.331	19,684,360.757
2	15,925,175.274	335,551.093	577,877.059	2,845,757.331	19,684,360.757
3	15,748,967.303	533,135.568	556,500.554	2,845,757.332	19,684,360.757

The proposals passed.

6.	A special meeting of shareholders of ING Intermediate Bond Fund was held on May 13, 2013 to: 1) approve a new investment advisory agreement for the Fund with ING Investments prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by the Change of Control Events that occur as part of ING U.S.’s Separation Plan; 2) approve a new investment sub-advisory agreement between ING Investments and ING IM with respect to the Fund prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of ING U.S.’s Separation Plan; and 3) approve a modification to the current manager-of-managers policy to permit ING Investments, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	63,925,098.716	1,037,659.422	1,963,496.481	18,887,673.627	85,813,928.246
2	63,805,848.796	1,130,143.457	1,990,262.116	18,887,673.877	85,813,928.246
3	62,877,427.945	2,021,078.046	2,027,748.877	18,887,673.378	85,813,928.246

The proposals passed.

7.	A special meeting of shareholders of ING Short Term Bond Fund was held on May 13, 2013 to: 1) approve a new investment advisory agreement for the Fund with ING Investments prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by the Change of Control Events that occur as part of ING U.S.’s Separation Plan; 2) approve a new investment sub-advisory agreement between ING Investments and ING IM with respect to the Fund prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of ING U.S.’s Separation Plan; and 3) approve a modification to the current manager-of-managers policy to permit ING Investments, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	17,435,162.000	30,671.000	21,147.000	0.000	17,486,980.000
2	17,422,447.334	33,212.333	31,320.333	0.000	17,486,980.000
3	17,405,582.000	50,751.000	30,647.000	0.000	17,486,980.000

The proposals passed.

8.	A special meeting of shareholders of ING Strategic Income Fund was held on May 13, 2013 to: 1) approve a new investment advisory agreement for the Fund with ING Investments prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by the Change of Control Events that occur as part of ING U.S.’s Separation Plan; 2) approve a new investment sub-advisory agreement between ING Investments and ING IM with respect to the Fund prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of ING U.S.’s Separation Plan; and 3) approve a modification to the current manager-of-managers policy to permit ING Investments, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	503,257.031	0.000	0.000	0.000	503,257.031
2	503,257.031	0.000	0.000	0.000	503,257.031
3	503,257.031	0.000	0.000	0.000	503,257.031

The proposals passed.